Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Home Bancorp Wisconsin, Inc.

We consent to the incorporation by reference in this registration statement on Form S-8 of Home Bancorp Wisconsin, Inc. of our report dated December 30, 2013, relating to the consolidated financial statements of Home Savings Bank and Subsidiary which is contained in Home Bancorp Wisconsin, Inc.’s registration statement on Form S-1 (File No. 333-189668).

/s/ Wipfli LLP
Wipfli LLP

June 11, 2014

Madison, Wisconsin